CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to all references made to us in this Pre-Effective Amendment No. 3 to the Islamia Group of Funds' (Registration No. 811-08021) Registration Statement on Form N-1A.




McCurdy & Associates CPA's, Inc.
June 16, 2000




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